As filed with the Securities and Exchange Commission on September 10, 2013

Registration No. 333-190763

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gray Television, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-0285030
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4370 Peachtree Road, NE

Atlanta, Georgia 30319

(404) 504-9828

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James C. Ryan

Senior Vice President and

Chief Financial Officer

Gray Television, Inc.

4370 Peachtree Road, NE

Atlanta, Georgia 30319

(404) 504-9828

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Mark L. Hanson, Esq.

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309

(404) 521-3939

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)(3)
Common Stock, no par value
Class A Common Stock, no par value
Preferred Stock, no par value
Warrants
Debt Securities
Guarantees of Debt Securities (4)
Units (5)
Total	$600,000,000	$600,000,000	$81,840 †

(1)	There are being registered under this registration statement such indeterminate principal amount or number of shares of common stock, Class A common stock, preferred stock, warrants, debt securities, guarantees of debt securities and units, which together shall have an aggregate initial offering price not to exceed $600.0 million. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrant shall be equal to the above amount to be registered. Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 457(i) under the Securities Act of 1933 (the “Securities Act”), the securities registered hereunder include such indeterminate number of other securities as may, from time to time, be issued upon conversion or exchange of preferred stock or debt securities registered hereunder that provide for conversion or exchange or upon exercise of warrants.

(2)	The proposed maximum offering price per class of securities will be determined from time to time by the registrant, in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	Guarantees of debt securities issued by the registrant may be provided by one or more of the registrants named in the table of additional registrants included on the inside facing page. Guarantees will be issued without additional consideration. Pursuant to Rule 457(n) of the Securities Act, no registration fee is required for the guarantees of debt securities to be registered.

(5)	Each unit will be issued under a unit agreement and will represent an interest in a combination of any two or more of the securities being registered under this registration statement or debt obligations of third parties, including U.S. Treasury regulations.

†	Previously paid.

The registrant and co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant and co-registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
WVLT-TV, Inc.	Georgia	4833	58-2256206
Gray Television Group, Inc.	Delaware	4833	13-2982954
Gray Television Licensee, LLC	Nevada	4833	51-0376603

(1)	The name, address and telephone number of each of the additional registrant’s agent for service, and the address and telephone number of each additional registrant’s principal executive office is: James C. Ryan, 4370 Peachtree Road, NE, Atlanta, Georgia 30319; telephone (404) 504-9828.

EXPLANATORY NOTE

This pre-effective Amendment No. 1 to Form S-3 (File No. 333-190763) (the “Registration Statement”) is being filed solely for the purpose of filing Exhibit 25.1 hereto. No other changes or additions are being made hereby to the prospectus that forms a part of this Registration Statement. Accordingly, such prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated.

SEC registration fee	$81,840
Legal fees and expenses	(1)
Printing fees	(1)
Accounting fees and expenses	(1)
Trustee’s fees and expenses	(1)
Miscellaneous	(1)

Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Georgia Registrants

Gray Television, Inc. and WVLT-TV, Inc. (together, the “Georgia Registrants”) are incorporated in Georgia.

Section 14-2-851 of the Georgia Business Corporation Code (the “GBCC”) generally provides that a corporation may indemnify a director (including a former director and including a director who is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity) against liability incurred: (i) in a civil proceeding (a) if, in the case of conduct in such director’s capacity as a director, the conduct was in good faith and reasonably believed by such director to be in the best interests of the corporation, and (b) if, in all other cases, the conduct was in good faith and was at least not opposed to the best interests of the corporation; and (ii) in a criminal proceeding, the conduct was in good faith and the director had no reasonable cause to believe such conduct was unlawful. GBCC section 14-2-851(d) provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under GBCC section 14-2-851, or in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that personal benefit was improperly received by such director, whether or not involving action in such director’s capacity as a director.

GBCC section 14-2-852 generally provides for mandatory indemnification against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in defending an action to which the director was a party because he or she was a director of the corporation.

GBCC section 14-2-853 generally provides that a corporation may, under certain circumstances, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director of the corporation.

GBCC section 14-2-854 generally allows a court, upon application by a director, to order indemnification and/or advancement of expenses if it determines that the director is entitled to indemnification under the GBCC or it determines that indemnification is fair and reasonable even if, among other things, the director has failed to meet the statutory standard of conduct provided under GBCC section 14-2-851. However, the court may not order indemnification in excess of reasonable expenses for liability to a corporation or for receipt of an improper benefit.

GBCC section 14-2-855 generally provides that a corporation may not indemnify a director under GBCC section 14-2-851 unless authorized by GBCC section 14-2-851 and either (i) a committee of disinterested directors, (ii) special legal counsel, or (iii) disinterested shareholders have determined that indemnification is permitted in a specific proceeding because the director has met the relevant standard of conduct.

GBCC section 14-2-856 generally permits a corporation’s articles of incorporation or bylaws or a contract or a resolution approved or ratified by a corporation’s shareholders to authorize a corporation to indemnify a director against claims to which the director was a party, including claims by a corporation or in its right (e.g., shareholder derivative action). However, a corporation may not indemnify the director for liability to the corporation or if the director is subjected to injunctive relief in the corporation’s favor for (i) any misappropriation of the corporation’s business opportunities, (ii) intentional misconduct or knowing violation of the law, (iii) unlawful distributions or (iv) receipt of an improper benefit.

GBCC section 14-2-857 generally permits a corporation to indemnify an officer (including a former officer and including an officer who is or was serving at our request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity) to the same extent as a director. A corporation may indemnify an officer who is not a director to a further extent by means of the corporation’s articles of incorporation, bylaws, board resolutions, or by contract. However, a corporation may not indemnify an officer for liability arising from conduct involving misappropriation of the corporation’s business opportunity, intentional misconduct or knowing violation of the law, unlawful distributions, or receipt of an improper benefit. An officer who is not a director is also entitled to mandatory indemnification and may apply for court-ordered indemnification.

GBCC section 14-2-858 generally permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liability incurred by them in their capacities or arising out of their status as our directors and officers, regardless of whether the corporation would have the power to indemnify or advance expenses to the director or officer for the same liability under the GBCC.

Article 7 of Gray Television, Inc.’s Articles of Incorporation generally provides that the liability of each director to the Company or its shareholders for monetary damages for breach of duty of care or other duty as a director shall be eliminated or limited to the fullest extent permitted by applicable law. However, to the extent required by applicable law, this provision does not eliminate or limit the liability of a director for (i) any appropriation, in violation of his duties, of any business opportunity of the Company; (ii) any acts/omissions involving intentional misconduct or a knowing violation or law; (iii) any transaction from which the director derived an improper personal benefit; or (iv) certain liability set out in GBCC section 14-2-832.

Article XIV of Gray Television, Inc.’s Bylaws generally provides for indemnification of and advancement of expenses to directors and officers to the fullest extent permitted by applicable law. Article XIV also provides that indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Article VII of WVLT-TV, Inc.’s Articles of Incorporation generally provide that director liability shall be eliminated or limited to the full extent permitted by the GBCC.

Article XIV of WVLT-TV, Inc.’s Bylaws generally provides for indemnification of directors and officers under similar terms as the Bylaws of Gray Television, Inc.

Delaware Registrant

Gray Television Group, Inc. (“GTG”) is incorporated in Delaware.

With respect to indemnification of officers and directors, Delaware General Corporate Law (“DGCL”) section 145 provides that a corporation will have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Furthermore, the DGCL provides that a corporation will have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect to any claim, issue or matter as to which such person will have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court will deem proper.

Article IX of GTG’s Certificate of Incorporation generally provides that the corporation shall indemnify and advance expenses to the fullest extent provided by DGCL section 145 all individuals that it shall have power to indemnify. GTG’s certificate of incorporation further states that indemnification and advancement of expenses shall not be exclusive of any other remedies that an indemnified individual may have.

Article XI of GTG’s Certificate of Incorporation generally provides that, to the fullest extent permitted by the DGCL, no director shall be liable personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director.

Nevada Registrant

Gray Television Licensee, LLC (“Gray Licensee”) is organized in Nevada.

Section 86.411 of the Nevada Revised Statutes (“NRS”) generally allows a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the limited liability company), by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding.

NRS section 86.421 generally allows a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, the person to be indemnified in either case must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

NRS section 86.431 generally provides that to the extent a manager, member, employee or agent of a limited liability has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

NRS section 86.441 generally allows a limited liability company, in its articles of organization, operating agreement or other agreement, to provide for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification by the company.

NRS section 86.461 generally allows a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s current and former managers, members employees or agents, or any persons serving or who have served in certain capacities at the request of the limited liability company, for any liability and expenses incurred by them in their capacities as managers, members, employees or agents or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

The Articles of Organization of Gray Licensee provide that Gray Licensee is manager-managed. The Limited Liability Company Agreement of Gray Licensee provides that a board of directors shall collectively act as the company’s manager. The Limited Liability Company Agreement further styles the owners of membership interests of Gray Licensee as shareholders. With regard to indemnification, the Limited Liability Company Agreement generally provides that Gray Licensee shall indemnify and advance expenses to shareholders, board members, and officers of the company to the fullest extent permitted by law. The agreement further provides that no shareholder, board member, or officer shall be indemnified against liability for intentional misconduct, knowing violation of the law, or transaction in which the individual received an illegal or prohibited personal benefit.

ITEM 16. EXHIBITS

INDEX

Exhibit No.	Description

1.1	Form of Underwriting or Purchase Agreement *

3.1	Restated Articles of Incorporation of Gray Television, Inc. (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2009)

3.2	Bylaws of Gray Television, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on June 6, 2013)

3.3	Exhibits 3.1 and 3.2 hereof (incorporated by reference herein) contain certain provisions defining the rights of holders of our common stock and Class A common stock

3.4	Articles of Incorporation of WVLT-TV, Inc., as amended to date (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-4 filed June 23, 2010)

3.5	Bylaws of WVLT-TV, Inc., as amended to date (incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-4 filed June 23, 2010)

3.6	Certificate of Incorporation of Gray Television Group, Inc., as amended to date (incorporated by reference to Exhibit 3.5 to our Registration Statement on Form S-4 filed June 23, 2010)

3.7	Bylaws of Gray Television Group, Inc., as amended to date (incorporated by reference to Exhibit 3.6 to our Registration Statement on Form S-4 filed June 23, 2010)

3.8	Articles of Organization of Gray Television Licensee, LLC (incorporated by reference to Exhibit 3.7 to our Registration Statement on Form S-4 filed June 23, 2010)

3.9	Limited Liability Company Agreement of Gray Television Licensee, LLC (incorporated by reference to Exhibit 3.8 to our Registration Statement on Form S-4 filed June 23, 2010)

4.1	Form of Indenture†

4.2	Form of Subordinated Indenture†

4.3	Form of Debt Securities*

4.4	Form of Subordinated Debt Securities*

4.5	Form of Warrant Agreement*

4.6	Form of Unit Contract*

4.7	Form of Certificate of Designation of Preferred Stock*

5.1	Opinion of Jones Day†

5.2	Opinion of Woodburn and Wedge†

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges†

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012)

23.1	Consent of McGladrey LLP†

23.2	Consent of Jones Day (included in Exhibit 5.1)†

23.3	Consent of Woodburn and Wedge (included in Exhibit 5.2)†

24.1	Powers of Attorney for Gray Television, Inc.†

24.2	Powers of Attorney for WVLT-TV, Inc.†

24.3	Powers of Attorney for Gray Television Group, Inc.†

24.4	Powers of Attorney for Gray Television Licensee, LLC†

25.1	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1

*	To be filed prior to or in connection with the first offering contemplated by such agreement as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
†	Previously filed.

ITEM 17. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on this 10th day of September, 2013.

GRAY TELEVISION, INC.

By:	/s/ James C. Ryan
James C. Ryan
Senior Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* (Hilton H. Howell, Jr.)	Chief Executive Officer, President and Director (Principal Executive Officer)

* (James C. Ryan)	Senior Vice President & Chief Financial Officer (Principal Financial Officer)

* (Jackson S. Cowart, IV)	Chief Accounting Officer (Principal Accounting Officer)

* (William E. Mayher, III)	Chairman of the Board

* (Richard L. Boger)	Director

* (T. L. Elder)	Director

* (Robin R. Howell)	Director

* (Howell W. Newton)	Director

* (Hugh E. Norton)	Director

* (Harriett J. Robinson)	Director

* By:	/s/ James C. Ryan (James C. Ryan)	Attorney-in-fact	September 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on this 10th day of September, 2013.

WVLT-TV, Inc.

By:	/s/ James C. Ryan
James C. Ryan
Vice President & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* (Hilton H. Howell, Jr.)	President and Director (Principal Executive Officer)

* (James C. Ryan)	Vice President & Chief Financial Officer (Principal Financial Officer)

* (Jackson S. Cowart, IV)	Chief Accounting Officer (Principal Accounting Officer)

* (Kevin P. Latek)	Director

* By:	/s/ James C. Ryan (James C. Ryan)	Attorney-in-fact	September 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on this 10th day of September, 2013.

Gray Television Group, Inc.

By:	/s/ James C. Ryan
James C. Ryan
Senior Vice President, Assistant Secretary & Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* (Hilton H. Howell, Jr.)	President and Director (Principal Executive Officer)

* (James C. Ryan)	Senior Vice President, & Treasurer (Principal Financial Officer)

* (Jackson S. Cowart, IV)	Chief Accounting Officer (Principal Accounting Officer)

* (Kevin P. Latek)	Director

* By:	/s/ James C. Ryan (James C. Ryan)	Attorney-in-fact	September 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on this 10th day of September, 2013.

Gray Television Licensee, LLC

By:	/s/ James C. Ryan
James C. Ryan
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* (Hilton H. Howell, Jr.)	President and Director (Principal Executive Officer)

* (James C. Ryan)	Treasurer (Principal Financial Officer and Principal Accounting Officer)

* (Kristine W. Eppes)	Director

* (Kevin P. Latek)	Director

* By:	/s/ James C. Ryan (James C. Ryan)	Attorney-in-fact	September 10, 2013

Exhibit Index

Exhibit No.	Description

25.1	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1